Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CKX, Inc. on Form S-3 of our report dated April 8, 2005 relating to the financial statements of 19 Entertainment Limited appearing in (a) Registration Statement No. 333-123995 of CKX, Inc. on Form S-1 and (b) Form 8-K/A dated May 27, 2005.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
London, England
December 23, 2005